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                                                                  EXHIBIT 10.6





                                                 JOHN DEERE
                                        AGRICULTURAL DEALER
                                          FINANCE AGREEMENT


                   Dealer RDO Equipment Co.
                          -------------------------

                   Town  Casselton
                         --------------------------

                   State North Dakota
                         --------------------------









                                                      [LOGO]

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                             APPLICATION

To:  John Deere Company - A Division of Deere & Company

1415 28th St.
----------------------

West Des Moines, IA
----------------------

Gentlemen:

    I (the undersigned Dealer, whether an individual, partnership, or corporation) wish to participate in the John Deere Finance Plan for the installment financing of retail sales of Agricultural Equipment as outlined in the Terms and Conditions appearing on succeeding pages of this booklet.

    This Application shall be effective on 1 August 1983, or as of the date it is executed by me, whichever is later.

    I understand that by signing this Application I do not obligate myself to send installment contracts to you for credit to my account, but that if I do send you eligible contracts for such credit, their acceptance will be governed by the Terms and Conditions. I accept the obligations stated in the Terms and Conditions as to all contracts I may send you hereafter. If you are presently holding contracts or leases previously assigned to you by me, collection thereof and all related charges to my reserve or other accounts will be as provided in the Terms and Conditions in effect on the date such contracts were accepted.

    I understand that you may accept or reject at your discretion any contracts submitted by me, or may discontinue further acceptances at any time.

    I agree that if you notify me of amendments to the Terms and Conditions, such amendments will apply to any contracts I may send you after receiving such notice without the execution by me of a new Application or other instrument specifically adopting those amendments, but the Terms and Conditions applicable to contracts submitted by me before notice of such amendment cannot be changed without my consent.

    When a written assignment or endorsement is required on a contract sent to you for credit to my account, the failure on my part to execute such assignment or endorsement shall not prevent such assignment or endorsement from being effective, and I hereby authorize any of your employees designated by you to execute such assignment or endorsement on my behalf.

    If my signature as "Secured Party" is required on any Financing Statement submitted with a contract or if my signature as "Seller" is required on a Purchase Order submitted with a contract and such document has not been signed by me, I hereby authorize any of your employees designated by you to sign such Statement or Purchase Order on my behalf. Further, your acceptance of this Application shall constitute authorization for me or my employees to sign Financing Statements on your behalf as "Secured Party" where such a signature is required as a condition of filing such Financing Statements.


                                            Sincerely yours,

                                            RDO Equipment Co.
                                            ---------------------------------

                                            By   Ronald Offutt
                                               ------------------------------
                                                 Pres.
                                            ---------------------------------
                                            Date 1/3/94
                                                 ----------------------------

Application accepted:

Date  15 Feb 1994
    ---------------------------

John Deere Company

By    DE Lunke
  -----------------------------

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JOHN DEERE FINANCE PLAN
TERMS AND CONDITIONS

SECTION 1 --
ACCEPTANCE AND CREDIT

1.1 Customers' installment obligations submitted for credit under the John Deere Finance Plan (hereafter called "contracts") must meet the requirements set out in the John Deere Retail Finance Manual or supplemental bulletins thereto (hereafter called "Manual"). The Terms and Conditions of this Agreement shall not apply, and the term "contracts" shall not apply, to customers' installment obligations resulting from the sale of Consumer Products unless such Consumer Products are part of the same contract with items eligible for financing under the John Deere Finance Plan for Agricultural Equipment. Unless otherwise specified herein, the term "contract" shall include Retail Installment Sale Contracts and Loan Contracts. The term "debtor" shall mean the Purchaser under a Retail Installment Sale Contract and the Borrower under a Loan Contract.

1.2 If the Company accepts the contract for credit, the Dealer and the debtor will be notified. All installment payments will be made directly to the Company.

1.3 Contracts will include finance charge, computed as prescribed in the Manual. If the contract includes more finance charge than provided in the Manual, the excess will be endorsed as a credit to the debtor on the last maturing installment. If the contract includes less finance charge than provided in the Manual, the Company may accept it but the Dealer will be charged for the shortage.

1.4 By submitting a contract for credit, the Dealer makes the following representations and promises:

    1.4.1  That the contract is genuine and that the debtor is of legal age.

    1.4.2 That the contract and other documents submitted therewith accurately reflect the transaction with respect to the selling price, down payment, trade-in, trade-in allowance and other items shown thereon.

    1.4.3 That the Dealer has not knowingly misrepresented any other information respecting the contract or the transaction, and knows of no misstatements or untruths in any financial or other information furnished by the debtor.

    1.4.4 That, at the time the contract (except contracts covering repair and overhaul work) is sent to the Company, there are no liens or encumbrances on the equipment superior to the lien of the contract and that there are no liens or encumbrances on any equipment taken in trade as part of the transaction. If the regular down payment requirement is reduced because equipment already in the debtor's possession is made subject to a security agreement or chattel mortgage in favor of the Company (see Manual for examples of the use of equity in such equipment), the Dealer warrants that there are no liens or encumbrances on such equipment superior to that granted by such Security Agreement or Chattel Mortgage.

    1.4.5 If the debtor resides in a state which has enacted the Uniform Commercial Code, that the Dealer has filed a Financing Statement with the appropriate filing officer or officers within the period of time necessary to assure priority over purchasers from and other creditors of the debtor; and, for sales of equipment that are classified under the law as "inventory", that all perfected secured parties of record have received proper notice prior to the delivery of the equipment.

           If the debtor resides in the state of Louisiana, that the Dealer has filed a Notice of Security Interest with the appropriate filing officer as soon as possible after the contract is executed by the debtor.

    1.4.6 That no part of the down payment was advanced by the Dealer. It shall not be considered a violation of this section, however, if the Dealer collects the down payment according to the Dealer's normal accounts


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           receivable procedure within the 30-day billing cycle that follows the date of sale.

    1.4.7 That the contract is not subject to any defense, offset or counterclaim.

    If any representation or promise is untrue, the Company shall at any time have the right to require the Dealer to purchase the contract and pay the Company the unpaid balance thereon including any accrued interest and earned finance charge, and the Dealer hereby promises to pay such amount on demand. Upon payment of such amount by the Dealer, the Dealer shall succeed to all the rights of the Company under the contract and the Company shall assign the contract to the Dealer. At the option of the Company, the contract may be delivered to the Dealer prior to payment by him of such amount, but the Dealer grants the Company a security interest in the contract and any equipment subject to such contract to secure such payment.

    Any knowing misrepresentation concerning a contract or the related transaction shall be deemed to be a falsification of a contract and therefore a default under the Security Agreement or Chattel Mortgage between the Dealer and the Company and will give the Company the right, at its option, to either immediately cancel the Dealer's appointment as a John Deere Authorized Agricultural Dealer or to suspend all of the Dealer's participation privileges in the John Deere Finance Plan.

1.5 If a contract with an amount financed of $1500 or more is accepted by the Company, the balance remaining after deducting the finance charge will be credited to the Dealer as follows:

    1.5.1 1% of the face amount of the contract (including the finance charge) will be credited to the Dealer's reserve account described in
           Section 2.

    1.5.2 Occasionally, the Company may conclude that a debtor does not qualify for credit in the full amount of the contract, but may be willing to accept the contract for partial credit. If the Dealer wishes to submit the contract on this basis, the excess will be credited to the Dealer's contingent earnings account described in
           Section 1.7.

    1.5.3 The remainder (called the "net credit value") of the contract will be credited to the Dealer's regular statement as provided in Section
           1.5.4 or 1.5.5.

    1.5.4 If the contract is a Loan Contract financing equipment on which an amount is owed to the Company by the Dealer (called the "Dealer's debt") and the net credit value is equal to or less than the Dealer's debt, the debtor's obligation under the contract will be accepted in substitution for the Dealer's debt to the extent of the net credit value and any amount of the Dealer's debt remaining will be due in accordance with the Company's Agricultural Dealers Terms Schedule. If the net credit value of such a contract exceeds the Dealer's debt, that portion of the obligation equal to the Dealer's debt will be accepted in substitution for the Dealer's debt and the excess will be used to offset other currently due indebtedness of the Dealer to the Company. If such excess net credit value exceeds such other indebtedness, the amount not required to offset such other indebtedness will be credited to the Dealer's account or, upon request by the Dealer, will be paid to the Dealer in cash.

    1.5.5 If the contract is a Loan Contract on equipment on which no amount is owed to the Company, or is a Retail Installment Sale Contract, the net credit value will be used to offset currently due indebtedness of the Dealer to the Company. If the net credit value exceeds such indebtedness, the excess will be credited to the Dealer's account or, upon request by the Dealer, will be paid to the Dealer in cash.

1.6 If a contract with an amount financed of less that $1500 is accepted by the Company, the balance remaining after deducting the finance charge will be credited to the Dealer's account and used to offset currently due indebtedness of the Dealer to the Company. If the net credit to the account exceeds such indebtedness, the excess will be credited to the Dealer's account or, upon request by the Dealer, will be paid to the Dealer in cash.


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1.7 The amount credited to the contingent earnings account when a particular contract was accepted will be paid to the Dealer when the net credit value of the contract has been recovered by the Company or at such earlier time as the Company agreed to at the time the contract was accepted. If a loss is sustained with respect to a particular contract, the amount in the contingent earnings account resulting from that contract will be used to reduce the amount of loss charged to the reserve account. Interest will be accrued on amounts credited to the contingent earnings account at the rate of 8% per annum and paid to the Dealer at the time such amounts are paid to him.

1.8 Occasionally, the Company may conclude, with respect to a contract with an amount financed of $1500 or more, that a debtor does not qualify under the Company's credit standards and, in such cases, the Company may require the Dealer to execute an agreement to purchase the contract in the event of default by the debtor as a condition to accepting the contract.


SECTION 2 --
DEALER'S RESERVE

2.1 When a contract is accepted by the Company under Section 1.5, 1% of its face amount will be credited to the Dealer's reserve account. The reserve account will also be credited with interest at 8% per annum on the average of the month-end balances for each 12-month period ending 31 December, unless the Company, by bulletin to the Dealer, specifies a different percentage for reserves attributable to contracts with debtors residing in states with financing rate limitations. In addition, the activity bonus described in Section 5 will be credited to the reserve account as of the close of business on 31 December each year.

2.2 If, at 31 December, the Dealer's reserve (including interest accrued thereon and any activity bonus earned by the Dealer) exceeds 3% of the balance then outstanding on all contracts accepted from the Dealer, the reserve will be adjusted to 3% of such balance and the excess will be applied to currently due indebtedness of the Dealer to the Company or to any other company affiliated with the Company. Any part of such excess which remains after all currently due indebtedness of the Dealer has been satisfied will be paid to the Dealer in cash. No adjustment will be made which reduces the reserve account below $1000. If the Dealer wishes to do so, he may forego the adjustment to which he is entitled as of a particular 31 December. In such event, no adjustment will be made until the succeeding 31 December at which time the adjustment the Dealer is then entitled to will be determined in the regular manner.

2.3 If any contract with an amount financed of $1500 or more (excluding contracts which are the subject of an agreement to purchase under Section
    1.8 and contracts for repair and overhaul work) accepted from the Dealer is not collected in full, the loss will be charged to the reserve account, together with expenses incurred by the Company in repossessing and disposing of equipment, the cost of discharging any mechanic's or other lien on the equipment where necessary to obtain possession or realize on the collateral, and legal expenses incurred either in getting possession of equipment, foreclosing the security interest therein or attempting to collect any deficiency or balance owing (all of which may be referred to herein as "repossession costs"). If, on any 31 December, total losses charged against the Dealer's reserve account during the preceding 12 months exceed the total amount credited to the reserve account during the period (including interest accrued thereon and any activity bonus earned by the Dealer) plus any balance as of the close of business 31 December of the previous year, an adjustment will be made in the reserve account whereby such excess losses will be written off and absorbed by the Company.

2.4 If, at 31 December, the period of the Dealer's latest appointment as an Authorized Dealer has been canceled or has expired, no adjustment will be made in the reserve account until any one of the following events has occurred:

    2.4.1 A new Authorized Dealer Agreement is executed, in which event the adjustments described in Sections 2.2 and 2.3 will be made as of the previous 31 December.

    2.4.2 At 31 December the reserve account balance exceeds the outstanding balance on

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           all contracts accepted from the Dealer, plus 10% of such balance, in which event the reserve account will be adjusted to that amount and the excess will be paid or credited to the Dealer as the Company may elect.

    2.4.3 All contracts accepted from the Dealer have been liquidated in full, in which event any credit balance remaining in the reserve account (including interest accrued to date) will be applied first against the Dealer's indebtedness to the Company or to any other company affiliated with the Company, and any remainder paid to the Dealer in cash.

SECTION 3 --
COLLECTION AND LOSSES -- CONTRACTS WITH AN AMOUNT FINANCED OF $1500 OR MORE

3.1 The Dealer will render friendly assistance in the collection of contracts, and will store repossessed equipment when requested by the Company, all without charge or expense to the Company.

3.2 In the event of default in any contract with an amount financed of $1500 or more, except contracts which are the subject of an agreement to purchase under Section 1.8 or are for repair and overhaul work, the Company will take whatever steps for enforcement, collection, securing, renewing, extending or compromising the contract it believes will be in the best interests of the Dealer and the Company. If losses occur, the procedure for determining the charge to the reserve account will be as follows:

    3.2.1 Before repossessing the equipment, bringing suit or compromising a contract, the Company will ordinarily (but is not obligated to) notify the Dealer, whereupon the Dealer may purchase the contract for the unpaid balance including any interest accrued, and earned finance charge.

    3.2.2 After the equipment has been repossessed, the Company will ordinarily (but is not obligated to) offer to sell all its rights in the contract including its rights in the equipment, to the Dealer for the unpaid balance therein including earned interests and finance charges plus any repossession costs incurred by the Company. If the Dealer accepts the contract, he assumes full responsibility for observing any applicable rules of law as to the disposition of the equipment and the application of proceeds of such disposition, and will hold the Company harmless from any and all expense or liability to the debtor or other person arising out of alleged improper disposition of the equipment or application of proceeds.

    3.2.3 If there has been no purchase of the equipment and the contract under Section 3.2.2, the Company will establish a fair value on the equipment as quickly as possible. This determination will be by public or private sale where the Company deems it necessary and worthwhile to have such a sale because of legal requirements or in order to preserve rights against the debtor. Where such sale is not deemed necessary or worthwhile, the Company will fix the value of the equipment by its own appraisal.

           If the value established for the equipment is less than the balance unpaid on the contract, including earned interest and finance charges, plus any repossession costs incurred by the Company, the difference will be considered a loss and charged to the reserve account. Where the Company has fixed the value of the repossessed equipment by its own appraisal and later sells the equipment for a price lower or higher than the appraised value fixed by it, the loss or profit will be borne by the Company.

    3.2.4 If, after establishing a value on the equipment and balancing the probable cost of further action against the debtor against the likelihood of actually receiving further collections thereby, the Company concludes that further action is in the best interests of the Company and the Dealer, it will so notify the Dealer and proceed with such action. Charges and credits to the reserve account arising out of such further action will be as follow:

           (1) If the further action is completed in the same calendar year for which the reserve


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           account was charged with the loss, the reserve account will be credited with the amount of any recovery and debited with the amount of any expense directly attributable to such action.

           (2) If the action is completed in a year following the calendar year in which the loss was charged to the reserve account, the reserve account will be credited or debited for recoveries and the expenses thereof if there was not a negative balance in the reserve account at the end of the calendar year during which the loss was charged to the reserve account.

           (3) If there was a negative balance in the reserve account at the end of the calendar year during which the loss was charged, there shall be no debit or credit to the reserve account as a result of further action take by the Company except that if the net recovery (total amount recovered less costs and expenses) exceeds such negative balance, the amount of such excess shall be credited to the reserve account.

    3.2.5 If, after establishing a value on the equipment a loss has been charged to the reserve account, the Company may notify the Dealer that it intends to take further action against the debtor. If the Company does not notify the Dealer that it intends to take further action against the debtor, the Company will promptly assign to the Dealer or allow the Dealer to assert in its stead any rights which remain against the debtor.

    3.2.6 If the equipment has been destroyed or if for other reason repossession is impossible or, in the Company's judgment, not worthwhile, the loss shall be deemed to occur when the Company notifies the Dealer that it has made such efforts to collect from the debtor as it believes to be worthwhile under the circumstances and assigns to the Dealer all rights against the debtor, or has made a compromise settlement with the debtor. In such event the charge to the reserve account shall be the cost of any legal action taken by the Company, together with legal fees, plus the balance remaining unpaid on the contract, including accrued interest but less unearned finance charges.

3.4 It is recognized that judgments may differ as to what procedures may best minimize loss when a debtor fails to pay and what steps it is worthwhile to take in the circumstances. For this reason if the Dealer fails to repurchase the contract after receiving the notice in Section 3.2.1 or the offer in Section 3.2.2, such failure shall constitute final and irrevocable ratification and approval by him of any and all actions which the Company has taken in attempting to make collection, or which the Company may elect to take thereafter. The Dealer's ratification includes but is not limited to any prior or subsequent act by which the right to sue the debtor for a deficiency is waived, barred or simply not exercised, or by which the Company enters into a compromise settlement with the debtor.

SECTION 4 --
COLLECTION AND LOSSES -- CONTRACTS WITH AN AMOUNT FINANCED OF LESS THAN $1500, REPAIR AND OVERHAUL CONTRACTS AND CONTRACTS SUBJECT TO A PURCHASE AGREEMENT

4.1 In the event of default in any contract with an amount financed of less than $1500, repair and overhaul contracts and contracts which the dealer has agreed to purchase under Section 1.8, the Company shall at any time thereafter have the right to require the Dealer to pay the Company the unpaid balance thereon including any accrued interest and earned finance charges, and the Dealer hereby promises to pay such amount on demand. Upon payment of such amount by the Dealer, the Dealer shall succeed to all the rights of the Company under the contract and the Company shall assign the contract to the Dealer. At the option of the Company, the contract may be delivered to the Dealer prior to payment by him of such amount, but the dealer grants the Company a security interest in the contract and any equipment subject to such contract to secure such payment.


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4.2 The procedure in handling such contracts shall be as follows:

    4.2.1 The Company will ordinarily (but is not obligated to) notify the Dealer after a contract has been in default thirty days. If the payment plus past-due interest is not made before the contract has been in default sixty days, the Company will ordinarily exercise its right to require the Dealer to pay as provided in Section 4.1, and will ordinarily assign the contract to the Dealer at that time.

    4.2.2 At any time prior to the delivery of the contract to the Dealer, and whether before or after the debtor's default, the Company may, but shall not be obligated to, endeavor to realize on the contract and to that end may take whatever steps for enforcing, collecting, securing, renewing, extending, or compromising the contract and the security therefor which it deems worthwhile. The Dealer's indebtedness under Section 4.1 shall be reduced by any amounts realized by such action by the Company and shall be increased by any expense incurred by the Company in enforcing security interests in the equipment or attempting, after default, to collect any deficiency or balance owing.

    4.2.3 The Dealer's indebtedness under 4.1 and 4.2.2 shall not be discharged or reduced because of the extension, renewal, or compromise of a contract or other action taken by the Company pursuant to 4.2.2, or because of any delay in exercising the right to require the Dealer to pay pursuant to 4.1.

SECTION 5 --
DEALER'S ACTIVITY BONUS

The Company may, upon occasion, offer to pay the Dealer an activity bonus on contracts accepted by the Company. When such activity bonus is offered, the Company will issue a bulletin detailing the amount and computation of activity bonus.

SECTION 6 --
COMPANY'S SECURITY INTEREST

The Dealer hereby grants the Company a security interest in the reserve account described in Section 2 and the contingent earnings account described in Section
1.7 to secure all indebtedness which is now owed by the Dealer to the Company, and all additional indebtedness hereafter incurred by the Dealer to the Company, whether pursuant to an Authorized Dealer Agreement, the Company's Conditions of Sale, or otherwise, and whether evidenced by notes, open accounts, or otherwise.


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